UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 South Buffalo Drive

Las Vegas, Nevada 89113

(Address of Principal Executive Offices)

(Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

As International Game Technology (the “Company”) previously announced, it will be hosting an investor conference on December 12, 2013 beginning at 8:30 a.m. Eastern Time. The presentation will conclude at approximately 10:30 a.m. Eastern Time. A live webcast of the day’s presentation may be accessed at wsw.com/webcast/cc/igt. An archive of the webcast will be available until January 12, 2014 and can be accessed at wsw.com/webcast/cc/igt. The accompanying slides will also be available on the investor relations section of the Company’s website at igt.com/investors.

Copies of the slides accompanying the presentation are furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

99.1	Text of Investor Presentation, dated December 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: December 12, 2013	By:	/s/ John M. Vandemore
John M. Vandemore
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Text of Investor Presentation, dated December 12, 2013